                                                Exhibit 22

Altria Group, Inc.
Guarantor Subsidiary

Philip Morris USA Inc., which is a 100% owned subsidiary of Altria Group, Inc. (the “Parent”), has fully and unconditionally guaranteed the Parent’s obligations under the following senior unsecured notes issued by the Parent:

USD denominated notes
▪4.400% Notes due February 2026
▪2.625% Notes due September 2026
▪4.875% Notes due February 2028
▪6.200% Notes due November 2028
▪4.800% Notes due February 2029
▪3.400% Notes due May 2030
▪2.450% Notes due February 2032
▪6.875% Notes due November 2033
▪5.625% Notes due February 2035
▪9.950% Notes due November 2038
▪10.200% Notes due February 2039
▪5.800% Notes due February 2039
▪3.400% Notes due February 2041
▪4.250% Notes due August 2042
▪4.500% Notes due May 2043
▪5.375% Notes due January 2044
▪3.875% Notes due September 2046
▪5.950% Notes due February 2049
▪4.450% Notes due May 2050
▪3.700% Notes due February 2051
▪6.200% Notes due February 2059
▪4.000% Notes due February 2061

Euro denominated notes
▪2.200% Notes due June 2027
▪3.125% Notes due June 2031